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YouNetwork Corporation
July 13, 1999
Page 1



                 [SILVERMAN, COLLURA & CHERNIS, P.C. LETTERHEAD]







                                                   July 13, 1999


YouNetwork Corporation
220 East 23rd Street, Suite 607
New York, New York 10010

        Re:    Registration Statement on Form SB-2

Gentlemen:

        We have acted as counsel to YouNetwork Corporation ("Company"), a Delaware corporation, pursuant to a Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on February 5, 1999, as amended ("Registration Statement"), covering: 1,000,000 shares of the Company's Class A common stock, $.0001 par value; and (ii) 1,000,000 shares of the Company's Class B common stock, $.0001 par value ("Common Stock").

        In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

        In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or Photostatted copies.

        Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

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        1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

        2. The Common Stock has been duly authorized and is validly issued, fully paid and non-assessable

        We express no opinion with respect to the laws other than those of the State of New York and federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.



                                Very truly yours,

                                SILVERMAN, COLLURA
                                & CHERNIS, P.C.

                                /s/ Silverman, Collura & Chernis, P.C.
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